UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2006

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 13, 2006, the Board of Directors of Western Gas Resources, Inc. (“Western”) adopted an amendment (the “Amendment”) to the Western Gas Resources, Inc. Amended and Restated Directors’ Health Plan (“Plan”).  The terms of the Plan prior to the Amendment provided health coverage benefits only to persons who were directors of Western as of January 1, 2005 (and one former director).  The Amendment modifies the Plan to provide health coverage to directors appointed or elected after January 1, 2005 (“new directors”).

The Amendment also provides that all such new directors would be eligible for the additional post-retirement health benefits provided under the Plan if they have completed two full three-year terms of service on the Board and been re-elected by Western’s stockholders to a third term.  In the event of a change in control of Western (as defined in the Plan) or the death or permanent disability of such new director, the eligibility requirement is shortened to completion of one full three-year term of service and re-election to a second term.

The above summary is qualified in its entirety by reference to Amendment No. 1 to the Western Gas Resources, Inc. Amended and Restated Directors’ Health Plan, a copy of which is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date:	June 15, 2006	By:	/s/	William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the Western Gas Resources, Inc. Amended and Restated Directors’ Health Plan, dated June 13, 2006.